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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                               __________________

                                    FORM 8-K
                                 CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the Securities Act of 1934



Date of Report (Date of earliest event reported): OCTOBER 7, 2002
                                                  ---------------

                          HIENERGY TECHNOLOGIES, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


             DELAWARE             0-32093              91-2022980
       ------------------   ----------------      --------------------
        (State or other
         Jurisdiction         (Commission          (I.R.S. Employer
      of incorporation)       File Number)        Identification No.)


       1601 ALTON PARKWAY, UNIT B
          IRVINE, CALIFORNIA                                  92606
    ------------------------------------------------       ----------
      (Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code:       949.757.0855
                                                        ---------------


            10 MAUCHLY DRIVE, IRVINE, CALIFORNIA 92618; 949.727.3389
   --------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

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                           FORWARD-LOOKING STATEMENTS

Except for the historical information presented in this document, the matters discussed in this Form 8-K, contain "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements can be identified by the use of forward-looking terminology such as "believes", "expects", "may", "plans", "will", "should" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, apply to forward-looking statements made by the Registrant. The reader is cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements involve risks and uncertainties, including those identified within this Form 8-K and other filings with the SEC by the
Registrant.  The  actual  results  that  the  Registrant   achieves  may  differ
materially   from   any  forward-looking  statements  due  to  such  risks  and uncertainties. These forward-looking statements are based on current expectations, and the Registrant assumes no obligation to update this information. Readers are urged to carefully review and consider the various disclosures made by the Registrant in this Form 8-K and in the Registrant's other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the Registrant's business.


ITEM 5.  OTHER EVENTS

Closing of Series A Convertible Preferred Stock Private Placement Offering
--------------------------------------------------------------------------

On October 7, 2002, HiEnergy Technologies, Inc. ("HiEnergy") conducted a closing of its $3,450,000 Series A Convertible Preferred Stock private placement offering, which commenced in August, 2002. The total number of shares of Series A Convertible Preferred Stock sold through the offering was 97.93 at a face value of $10,000 per share, yielding gross proceeds of approximately $930,000. The 19 purchasers of the Series A Convertible Preferred Stock also received warrants to purchase an aggregate of 255,536 shares of common stock at $1.50 per share with a term of two years. After paying an eight percent commission to its financial advisor, HiEnergy received net proceeds of approximately $855,000. The Series A Convertible Preferred Stock requires an eight percent annual dividend to be paid in advance, which HiEnergy paid by issuing an aggregate of 68,150 shares of common stock. The offering and sale of the securities was not registered under the Securities Act of 1933, as amended, and were offered and sold in the United States pursuant to an applicable exemption from the registration requirement. This disclosure is not an offer of securities or a solicitation of an offer to buy securities. Placements were made only to accredited investors with preexisting contacts with HiEnergy and its authorized representatives.

Investors in the private placement have registration rights entitling them to have the resale of their HiEnergy shares registered. HiEnergy anticipates that those investors will have the opportunity to sell their shares of HiEnergy common stock through a registered offering within 120 days from the closing of the offering.

Reincorporation  from  Washington  to  Delaware
-----------------------------------------------

Following approval by holders of a majority of HiEnergy's outstanding shares at its Annual Meeting of Stockholders held on October 10, 2002, and effective October 22, 2002, HiEnergy reincorporated from Washington to Delaware by merging with and into a wholly owned subsidiary corporation, which was formed in Delaware solely for that purpose. The effects of the reincorporation were discussed in HiEnergy's Definitive Proxy Statement filed with the Commission on September 10, 2002.


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Closing  of  Common  Stock  Private  Placement  Offering
--------------------------------------------------------

On October 31, 2002, HiEnergy conducted a closing of its $2,025,000 Common Stock private placement offering, which commenced in October, 2002. The total number of shares of Common Stock sold through the offering was 1,349,934 at $1.35 per share, yielding gross proceeds of approximately $1.8 million. After paying an eight percent commission to its financial advisor, HiEnergy received net proceeds of approximately $1.7 million. The 19 purchasers of the Common Stock also received warrants to purchase an aggregate of 269,990 shares of Common Stock at $2.50 per share with a term of three years. The offering and sale of the securities was not registered under the Securities Act of 1933, as amended, and were offered and sold in the United States pursuant to an applicable exemption from the registration requirement. This disclosure is not an offer of securities or a solicitation of an offer to buy securities. Placements were made only to accredited investors with preexisting contacts with HiEnergy and its authorized representatives.

Investors in the private placement have registration rights entitling them to have the resale of their HiEnergy shares registered. HiEnergy anticipates that those investors will have the opportunity to sell their shares of HiEnergy common stock through a registered offering within 120 days from the closing of the offering.


ITEM  7.  EXHIBITS

Exhibit
Number    Description
------   -------------
99.1 Press release dated October 1, 2002 re termination of Series A Preferred Offering

99.2     Press release dated October 29, 2002 re closing of Common Stock
         Offering





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             HIENERGY TECHNOLOGIES, INC.


     November [day], 2002                By:  /s/   Tom Poscoe
     --------------------                    ---------------------------
     (Date)                                  Name:  Tom Pascoe
                                                    --------------------
                                             Its:   President and CEO
                                                    --------------------






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